     As filed with the Securities and Exchange Commission on August 22, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GASCO ENERGY, INC*
(Exact name of Registrant as specified in its charter)

Nevada	98-0204105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
W. King Grant
Chief Financial Officer
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Caroline Blitzer
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, NY 10103-0040
(212) 237-0251
(917) 849-5317 (Fax)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered(1)	Registered	Security	Price	Fee
Debt Securities(2)(3)
Preferred Stock(2)
Common Stock (including attached preferred share purchase rights)
Warrants(2)(4)
Purchase Contracts(2)(5)
Units(2)(6)
Guarantee of Debt Securities(7)
Total	N/A	N/A	$250,000,000 (8)(9)	$9,825 (9)(10)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, the Debt Securities, Preferred Stock, Warrants, Purchase Contracts or Units being registered.

(3)	The aggregate principal amount of the Debt Securities may be increased if any Debt Securities are issued at an original issue discount, in which case the gross proceeds received will be equal to the amount being registered above. Any offering of Debt Securities denominated in other than United States dollars will be treated as the United States-dollar equivalent calculated using the exchange rate that is applicable at the time of initial offering. The aggregate initial offering price of all securities being registered under this registration statement will not exceed $250.0 million.

(4)	Includes warrants to purchase our debt or equity securities or securities of third parties or other rights.

(5)	Includes an indeterminable number of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination thereof; currencies; or commodities.

(6)	Includes an indeterminable number of units consisting of two or more securities described in this prospectus, in any combination.

(7)	One or more subsidiaries of Gasco Energy, Inc. named as a co-registrant may fully, irrevocably and unconditionally guarantee on an unsecured basis the Debt Securities. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the Debt Securities being registered.

(8)	Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed. Therefore, the table does not specify information as to the amount to be registered by each class or the proposed maximum offering price per security.

(9)	No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the Debt Securities, Preferred Stock, Warrants, Purchase Contracts or Units being registered hereunder.

(10)	Securities registered under registration statement No. 333-128547, previously initially filed by Gasco Energy, Inc. on September 23, 2005, having an aggregate offering price of $144,850,000 remain unsold. In accordance with Rule 457(p), the registration fee of $5,692 associated with such unsold securities is offset against the total registration fee due in connection with this registration statement. Accordingly, the balance of $4,133 has been paid in connection with the initial filing of this registration statement.

*	Each of the following subsidiaries of Gasco Energy, Inc. is a co-registrant and is incorporated or organized in the indicated state and has the indicated I.R.S. Employer Identification Number.
Gasco Production Company
(Exact Name of Registrant As Specified In Its Charter)

Delaware	84-1461816
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
San Joaquin Oil & Gas, Ltd.
(Exact Name of Registrant As Specified In Its Charter)

Nevada	98-0213872
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Riverbend Gas Gathering, LLC
(Exact Name of Registrant As Specified In Its Charter)

Nevada	43-2049794
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Myton Oilfield Rentals, LLC
(Exact Name of Registrant As Specified In Its Charter)

Nevada	20-1202389
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
     Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
EXPLANATORY NOTE
     This Registration Statement on Form S-3 (this “Registration Statement”) includes securities which were registered under the Registration Statement on Form S-3 (File No. 333-128547), previously initially filed by Gasco Energy, Inc. on September 23, 2005 (the “2005 Registration Statement”), having an aggregate offering price of $144,850,000 which were unsold. Pursuant to Rule 415(a)(6), the offering of securities on the 2005 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 22, 2008
PROSPECTUS
$250,000,000
GASCO ENERGY, INC.
Debt Securities
Preferred Stock
Common Stock
Warrants
Purchase Contracts
Units
Guarantee of Debt Securities of Gasco Energy, Inc. by:
Gasco Production Company, San Joaquin Oil & Gas, Ltd.,
Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC
     We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. Any debt securities we issue under this prospectus may be guaranteed by one or more of our subsidiaries.
     The aggregate initial offering price of the securities that we will offer will not exceed $250.0 million. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.
     This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
     We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.
     Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.
     Our common stock is traded on the American Stock Exchange under the symbol “GSX.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated August 22, 2008.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Gasco,” “we” or “our” are to Gasco Energy, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy material and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may inspect and copy any such material at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.
     Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus in addition to those set forth below. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 2, 2004, and any other amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 10, 2008;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008; and

•	our Current Reports on Form 8-K filed with the SEC on each of January 9, 2008, February 6, 2008, March 4, 2008, April 8, 2008, May 6, 2008, May 15, 2008, July 8, 2008 and August 5, 2008 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).
     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the registration statement and prior to the effectiveness of the registration statement or after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings at no cost by contacting us at the following address or telephone number:
Gasco Energy, Inc.
Attention: Corporate Secretary
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044
     You may also find information about us on our website at http://www.gascoenergy.com. However, the information on our website is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS
     Certain statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, or the Securities Act, and Section 21E(i) of the Exchange Act. These statements express, or are based on, our expectations about future events. Forward looking statements give our current expectations or forecasts of future events. Forward looking statements generally can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or similar terminology, although not all forward looking statements contain these identifying words. They include statements regarding our:
•	financial position;

•	business strategy;

•	budgets;

•	amount, nature and timing of capital expenditures;

•	estimated reserves of oil and natural gas;

•	drilling of wells;

•	acquisition and development of oil and natural gas properties;

•	timing and amount of future production of oil and natural gas;

•	operating costs and other expenses;

•	cash flow and anticipated liquidity;

•	future operating results;

•	marketing of oil and natural gas;

•	competition and regulation; and

•	plans, objectives and expectations.
     Although we believe the expectations and forecasts reflected in these and other forward looking statements are reasonable, we can give no assurance they will prove to have been correct. These forward looking statements are made subject to and can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including in any Annual Report on
Form 10-K or Quarterly Report on Form 10-Q or other SEC filings incorporated herein by reference, and those factors summarized below:
•	delays in obtaining drilling permits;

•	uncertainties in the availability of distribution facilities for our natural gas;

•	general economic conditions;

•	oil and natural gas price volatility;

•	fluctuation in the demand for oil and natural gas;

•	uncertainties in the projection of future rates of production and timing of development expenditures;

•	operating hazards attendant to the oil and natural gas business;

•	climatic conditions;

•	risks associated with exploration;

•	our ability to generate sufficient cash flow to operate;

•	availability of capital;

•	the strength and financial resources of our competitors;

•	downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	actions or inactions of third party operators of our properties;

•	environmental risks;

•	regulatory developments;

•	potential mechanical failure or under-performance of significant wells;

•	availability and cost of services, material and equipment;

•	our ability to find and retain skilled personnel; and

•	lack of liquidity of our common stock.
     Any of these factors listed above and other factors contained in this prospectus, any prospectus supplement or any documents we incorporate by reference could cause our actual results to differ materially from the results implied by these or any other forward looking statements made by us or on our behalf. Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.
     Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward looking events and circumstances will occur. All forward looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward looking statements attributable to us or persons acting on our behalf.

RISK FACTORS
     Your investment in our securities involves risks. You should carefully consider the risks described below, in addition to the other information and risk factors contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, including any risk factors contained in any annual report on Form 10-K incorporated by reference, before deciding whether an investment in our securities is appropriate for you.
Risks Related to Our Business
     Our financial and operating results are subject to a number of factors, many of which are not within our control. These factors include the following:
We have incurred losses since our inception and may continue to incur losses in the future.
     As of the date of this prospectus, our operations have not generated sufficient operating cash flows to provide working capital for our ongoing overhead, the funding of our lease acquisitions and the exploration and development of our properties. Without adequate financing, we may not be able to successfully develop any prospects that we have or acquire and we may not achieve profitability from operations in the near future or at all.
     During the six months ended June 30, 2008 and the years ended December 31, 2007, 2006 and 2005, we incurred net losses of $5,198,725, $104,373,921, $55,817,767 and $37,635, respectively. As of June 31, 2008 and December 31, 2007, we had accumulated deficits of $194,925,639 and $189,726,914, respectively. Our failure to achieve profitability in the future could adversely affect the trading price of our common stock or our ability to raise additional capital. Any of these circumstances could have a material adverse effect on our financial condition and results of operations.
The volatility of oil and natural gas prices could have a material adverse effect on our business.
     Our revenue, profitability and cash flow depend upon the prices and demand for oil and natural gas. Moreover, changes in oil and natural gas prices have a significant impact on the value of our reserves. The markets for these commodities are very volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Prices for oil and natural gas may fluctuate widely in response to a variety of additional factors that are beyond our control, such as:
•	changes in global supply and demand for oil and natural gas;

•	commodity processing, gathering and transportation availability;

•	domestic and global political and economic conditions;

•	the ability of members of the Organization of Oil Exporting Countries to agree to and maintain oil price and production controls;

•	weather conditions;

•	technological advances affecting energy supply and/or consumption;

•	domestic and foreign governmental regulations; and

•	the price and availability of alternative fuels.
Additionally, oil and natural gas prices do not necessarily move together.
     Lower oil and natural gas prices may not only decrease our revenue on a per share basis, but also may reduce the amount of oil and natural gas that we can produce economically. This reduction may result in our having to make substantial downward adjustments to our estimated proved reserves. For example, during 2006, the previous oil and natural gas reserves quantities decreased by approximately 63% primarily due to the decrease in oil and natural gas prices from $59.87 per barrel and $8.01 per thousand cubic feet, or mcf, at December 31, 2005 to $45.53 per barrel and $4.47 per mcf at December 31, 2006. The price per barrel of oil reflects our blend of oil and condensate. If the estimated capital investment based on recent historical data to drill and complete wells in this area is not reduced materially or if the prices for oil and natural gas decrease materially from year-end 2007 prices, we will be unable to economically develop most of our acreage. As of the date of this prospectus, all of our natural gas production is located in, and all of our future natural gas production is anticipated to be located in, the Rocky Mountain region of the United States. The natural gas prices that we and other operators have received and are receiving as of the date of this prospectus in the Rocky Mountain region are at a discount to natural gas prices in other parts of the country. In addition to the factors previously listed, factors that can cause price volatility for crude oil and natural gas within this region include:
•	the availability of gathering systems and processing facilities with sufficient capacity to handle local production;

•	seasonal fluctuations in local demand for production;

•	local and national natural gas storage capacity;

•	interstate pipeline capacity; and

•	the availability and cost of natural gas transportation facilities from the Rocky Mountain region.
     It is impossible to predict oil and natural gas price movements with certainty. A substantial or extended decline in oil and natural gas prices would materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures.
Pipeline constraints may limit our ability to sell our natural gas production and may negatively affect the price at which we sell our natural gas.
     Our production is transported through a single interstate pipeline. Any constraints on the capacity of this pipeline could adversely affect our ability to sell production and, in certain circumstances, may limit our ability to sell any or all of our natural gas production in a given period. Pipeline capacity constraint could also lead to heightened price competition on such pipeline, which would reduce the price at which we are able to sell the natural gas that does flow. During the second half of 2007, we curtailed a portion of our natural gas production due to the low prices for natural gas that prevailed in the Rocky Mountain region. These low prices were due in part to gas-on-gas sales competition resulting from the region’s capacity to produce natural gas exceeding the take-away capacity of interstate pipelines that move natural gas to other consuming regions in the United States. A reduction in the amount of natural gas that we can sell or the price at which such natural gas can be sold could materially adversely affect our financial position and results of operations.
Our oil and natural gas reserve information is estimated and may not reflect our actual reserves.
     Estimating accumulations of oil and natural gas is complex and inexact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geological, geophysical, engineering and production data, and the extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:
•	the quality and quantity of available data;

•	the interpretation of that data;

•	the accuracy of various mandated economic assumptions; and

•	the judgment of the persons preparing the estimate.

     The most accurate method of determining proved reserve estimates is based upon a decline analysis method, which consists of extrapolating future reservoir pressure and production from historical pressure decline and production data. The accuracy of the decline analysis method generally increases with the length of the production history. Since most of our wells had been producing less than seven years as of December 31, 2007, their production history was relatively short, so other (generally less accurate) methods such as volumetric analysis and analogy to the production history of wells of other operators in the same reservoir were used in conjunction with the decline analysis method to determine our estimates of proved reserves as of December 31, 2007. As our wells are produced over time and more data is available, the estimated proved reserves will be redetermined on an annual basis and may be adjusted based on that data. These adjustments could result in downward revisions of our reserve estimates.
     Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing oil and natural gas prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.
     It should not be assumed that the present value of future net cash flows included herein is the current market value of our estimated proved oil and natural gas reserves. In accordance with SEC requirements, we base the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.
Future changes in commodity prices or our estimates and operational developments may result in impairment charges.
     We may be required to write down the carrying value of our oil and natural gas properties when oil and natural gas prices are low or if there are substantial downward adjustments to the estimated proved reserves, increases in the estimates of development costs or deterioration in the exploration results. We follow the full cost method of accounting under which capitalized oil and natural gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and natural gas reserves less the future cash outflows associated with the asset retirement obligations that have been accrued on the balance sheet plus the cost, or estimated fair value, if lower of unproved properties and the costs of any property not being amortized.
     Should capitalized costs exceed this ceiling, impairment is recognized. The present value of estimated future net revenues is computed by applying current prices of oil and natural gas to estimated future production of proved oil and natural gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions. Once an impairment of oil and natural gas properties is recognized, it is not reversible at a later date even if oil or gas prices increase.
The development of oil and natural gas properties involves substantial risks that may materially and adversely affect us.
     The business of exploring for and producing oil and natural gas involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Drilling oil and natural gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or natural gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids, mechanical failure of equipment, human error or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations.
     A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or natural gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.

     Additionally, oil and gas leases typically have a time requirement of three to ten years to develop these leases for commercial production. If we cannot develop or put any lease into production within the required time, the non-producing leases may expire and there is no certainty that we will be able to renew any of the expiring leases.
     If we experience any one or more of these risks, our business, financial condition and results of operations could be materially and adversely affected.
We may not be able to obtain adequate financing to continue our operations.
     We have relied in the past primarily on the issuance of equity and farm-out and other similar types of transactions to fund working capital and the acquisition of our prospects and related leases. Failure to generate operating cash flow or to obtain additional financing could result in substantial dilution of our property interests, or delay or cause indefinite postponement of further exploration and development of our prospects with the possible loss of our properties.
     We will require significant additional capital to fund our future activities and to service current and any future indebtedness. In particular, we face uncertainties relating to our ability to generate sufficient cash flows from operations to fund the level of capital expenditures required for our oil and natural gas exploration and production activities and our obligations under various agreements with third parties relating to exploration and development of certain prospects. Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could materially and adversely affect our business, financial condition and results of operations.
Delays in obtaining drilling permits could have a materially adverse effect on our ability to develop our properties in a timely manner.
     The average processing time at the Bureau of Land Management in Vernal, Utah for an application to drill on federal leases has been increasing and, as of the date of this prospectus, is approximately 13 months. Approximately 82% of our gross acreage in Utah is located on federal leases. If we are delayed in procuring sufficient drilling permits for our federal properties, we may shift more of our drilling in Utah to our state leases, the permits for which require an average processing time of approximately two months. While such a shift in resources would not necessarily affect the rate of growth of our cash flow, it would result in a slower growth rate of our total proved reserves, because a higher percentage of the wells drilled on the state leases would be drilled on leases to which proved undeveloped reserves may already have been attributed, or locations may be located in areas of higher geologic risk.
We may have difficulty managing growth in our business.
     Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. If we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.
We may suffer losses or incur liability for events that we have, or that the operator of a property has, chosen not to insure against.
     Insurance against every operational risk of our business is not available at economic rates. We may suffer losses from uninsurable hazards that we have, or the operator thereof has, chosen not to insure against because of high premium costs or other reasons. We may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage to oil and natural gas wells, producing facilities and other property and personal injury. The payment of any such liabilities may have a material adverse effect on our business, financial condition and results of operations.

We may incur losses as a result of title deficiencies in the properties in which we invest.
     It is our practice, in acquiring oil and natural gas leases, or undivided interests in oil and natural gas leases, not to undergo the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, we will rely upon the judgment of oil and natural gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to acquire a lease in a specific mineral interest. If an examination of the title history of a property that we have purchased reveals an oil or natural gas lease that has been purchased in error from a person who is not the owner of the mineral interest desired, our interest would be worthless. If there are any title defects in the properties in which we hold an interest, we may suffer a monetary loss of the amount paid for such oil or natural gas lease, including as a result of performing any necessary curative work prior to the drilling of an oil and natural gas well.
Our ability to market the oil and natural gas that we produce is essential to our business.
     Several factors beyond our control may adversely affect our ability to market the oil and natural gas that we discover. These factors include the proximity, capacity and availability of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted, but any one or a combination of these factors may result in our inability to sell our oil and natural gas at prices that would result in an adequate return on our invested capital. For example, as of the date of this prospectus, we distribute the natural gas that we produce through a single pipeline. If this pipeline were to become unavailable, we would incur additional costs to secure a substitute facility in order to deliver the natural gas that we produce. There is no assurance that we will be able to procure additional transportation on terms satisfactory to us, or at all, if we increase our production through our drilling program or acquisitions.
Environmental costs and liabilities and changing environmental regulation could materially affect our cash flow.
     Our operations are subject to stringent federal, state and local laws and regulations relating to environmental protection. These laws and regulations may require the acquisition of permits or other governmental approvals, limit or prohibit our operations on environmentally sensitive lands, and place burdensome restrictions on the management and disposal of wastes. Failure to comply with these laws may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, or the issuance of injunctions that may delay or prevent our operations. Any stringent changes to these environmental laws and regulations may result in increased costs to us with respect to the disposal of wastes, the performance of remedial activities, and the incurrence of capital expenditures.
We are subject to complex governmental regulations which may adversely affect the cost of our business.
     Oil and natural gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. We may be required to make large expenditures to comply with these regulatory requirements. Legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Any increases in the regulatory burden on the oil and natural gas industry created by new legislation would increase our cost of doing business and adversely affect our profitability.
Our competitors may have greater resources which could enable them to pay a higher price for properties and to better withstand periods of low market prices for hydrocarbons.
     The oil and natural gas industry is intensely competitive, and we compete with other companies with greater resources. Many of these companies not only explore for and produce crude oil and natural gas but also carry on refining operations and market oil and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.
Because our reserves and production are concentrated in a small number of properties, production problems or significant changes in reserve estimates related to any property could have a material impact on our business.
     Our current reserves and production primarily come from a small number of producing properties in Utah. If mechanical problems with the wells or production facilities (including salt water disposal, pipelines, compressors and processing plants), depletion, weather or other events adversely affect any particular property, we could experience a significant decline in our production, which could have a material adverse effect on our cash flows, financial condition and results of operations. In addition, if the actual reserves associated with any one of our properties are less than estimated, our overall reserve estimates could be materially and adversely affected. Our operations may be interrupted by severe weather or drilling restrictions. Our operations are conducted in the Rocky Mountain region of the United States. The weather in this area can be extreme, causing an interruption in our exploration and production operations and damage to our facilities, which in turn could result in longer operational interruptions and significant capital investment.
Financial difficulties encountered by our partners or third party operators could adversely affect the exploration and development of our prospects.
     Liquidity and cash flow problems encountered by our partners or the co-owners of our properties may prevent or delay the drilling of a well or the development of a project. Our partners and working interest co-owners may be unwilling or unable to pay their share of the costs of projects as they become due. In the case of a farm-out partner being unwilling or unable to share such costs, we would have to find a new farm-out partner or obtain alternative funding in order to complete the exploration and development of the prospects subject to the farm-out agreement. In the case of a working interest owner, we could be required to pay the working interest owner’s share of the project costs. We cannot assure you that we would be able to obtain the capital necessary to fund either of these contingencies or that we would be able to find a new farm-out partner. If any of these circumstances were to occur, our ability to explore and develop our prospects could be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations.
Shortages of supplies, equipment and personnel may adversely affect our operations.
     The oil and natural gas industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs of rigs, equipment and supplies may be substantially increased and their availability may be limited. In addition, the demand for, and wage rates of, qualified personnel, including drilling rig crews, may rise as the number of rigs in service increases. If drilling rigs, equipment, supplies or qualified personnel are unavailable to us due to excessive costs or demand or otherwise, our ability to execute our exploration and development plans could be materially and adversely affected and, as a result, our business, financial condition and results of operations could be materially and adversely affected.
Hedging our production may result in losses.
     In order to manage our exposure to price volatility in marketing our oil and natural gas, we enter into oil and natural gas price risk management arrangements for a portion of our expected production. Commodity price risk management transactions may limit the prices we actually realize and therefore reduce oil and natural gas revenues in the future. The fair value of our oil and natural gas derivative instruments outstanding as of June 30, 2008 and December 31, 2007 was a liability of approximately $9,876,104 and $344,000, respectively. We have also entered into derivative instruments for the years 2008 and 2009. In addition, our commodity price risk management transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:
•	production is less than expected;

•	the counterparty to the contract defaults on its obligations; or

•	there is a change in the expected differential between the underlying price in the risk management arrangement and actual prices received.

     In addition, risk management arrangements may limit the benefit we would otherwise receive from increases in the prices of oil and natural gas.
Lower oil and natural gas prices could negatively impact our ability to borrow.
     Our revolving bank credit facility limits our borrowings to the borrowing base less our total outstanding letters of credit issued under the facility. As of the date of this prospectus, our borrowing base is $45.0 million and our outstanding letter of credit sublimit is $10.0 million. The borrowing base is determined periodically at the discretion of the bank and is based in part on oil and natural gas prices. Additionally, as of the date of this prospectus, our revolving bank credit facility contains covenants that require us to maintain (i) a current ratio (defined as current assets plus unused availability under the credit facility divided by current liabilities excluding the current portion of the credit facility), determined at the end of each quarter, of not less than 1:1; and (ii) a ratio of senior debt to EBITDAX (as such term is defined in the credit facility) for the most recent quarter multiplied by four not to be greater than 3.5:1 for each fiscal quarter. In addition, the credit facility contains covenants that restrict our ability to incur other indebtedness, create liens or sell our assets, pay dividends on our common stock and make certain investments. Lower oil and natural gas prices in the future could reduce our consolidated EBITDAX and thus could reduce our ability to incur additional indebtedness.
Our revolving bank credit facility imposes restrictions on us that may affect our ability to successfully operate our business.
     Our revolving bank credit facility imposes certain operational and financial restrictions on us that limit our ability to:
•	incur additional indebtedness;

•	create liens;

•	sell our assets to, or consolidate or merge with or into, other companies;

•	make investments and other restricted payments, including dividends; and

•	engage in transactions with affiliates.
     These limitations are subject to a number of important qualifications and exceptions. In addition, our revolving bank credit facility requires that we maintain certain financial ratios to satisfy certain financial conditions. These restrictions could also limit our ability to obtain future financings, make needed capital expenditures, withstand a downturn in our business or the economy in general, or otherwise conduct necessary corporate activities.
Our success depends on our key management personnel, the loss of any of whom could disrupt our business.
     The success of our operations and activities is dependent to a significant extent on the efforts and abilities of our management. The loss of services of any of our key managers - including Mark A. Erickson, our Chief Executive Officer; Michael K. Decker, our Executive Vice President and Chief Operating Officer; and W. King. Grant, our Executive Vice President and Chief Financial Officer — could have a material adverse effect on our business. We have not obtained “key man” insurance for any of our management.
Our officers and directors are engaged in other businesses which may result in conflicts of interest.
     Certain of our officers and directors also serve as directors of other companies or have significant shareholdings in other companies operating in the oil and natural gas industry. Our chairman, Marc A. Bruner, is the largest beneficial shareholder of Galaxy Energy Corporation (“Galaxy”), PetroHunter Energy Corporation (“PetroHunter”) and XXL Energy Corp. (formerly Exxel Energy Corp). Mr. Bruner also serves as the Chairman and Chief Executive Officer of Falcon Oil and Gas, Ltd. (“Falcon”). Falcon’s current drilling activities include projects in Romania and

Hungary. Carl Stadelhofer, one of our directors, is a director of Falcon. In addition, another of our directors, Carmen J. (Tony) Lotito, currently serves as the Executive Vice President and a member of the Board of Directors of PetroHunter. Charles B. Crowell, one of our directors, is the Chief Executive Officer and President and serves as the Chairman of the Board of Directors of PetroHunter. Mr. Crowell also serves on the Board of Directors of Providence Resources, Inc. Richard S. Langdon, another one of our directors, is President and Chief Executive Officer of Matris Exploration Company, L.P., a private exploration and production company active in onshore California, and Sigma Energy Ventures, LLC, a privately held exploration and production limited liability company active in Texas. Mr. Langdon is also a member of the Board of Directors of Constellation Energy Partners LLC (“CEP”), a public limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets. CEP’s activities are currently focused in the Black Warrior Basin of Alabama. We estimate that all of our directors spend approximately 10% of their time on our business. Mr. Erickson has direct private investments in certain Rocky Mountain and Mid-Continent oil and natural gas leases and has a majority interest in a private oil and natural gas company with core assets in North Dakota and additional lease holdings in Colorado, Wyoming and Utah. Mr. Erickson is also a co-majority shareholder in a private company engaged in the exploration of non-oil and natural gas mineral resources in the Republic of Guinea, Africa. Mr. Erickson spends 100% of his time on Gasco business.
     To the extent that such other companies participate in ventures in which we may participate, or compete for prospects or financial resources with us, these officers and directors will have a conflict of interest in negotiating and concluding terms relating to the extent of such participation. In the event that such a conflict of interest arises at a meeting of the board of directors, a director who has such a conflict must disclose the nature and extent of his interest to the board of directors and abstain from voting for or against the approval of such participation or such terms.
     In accordance with the laws of the State of Nevada, our directors are required to act honestly and in good faith with a view to our best interests. In determining whether or not we will participate in a particular program and the interest therein to be acquired by us, our directors will primarily consider the degree of risk to which we may be exposed and our financial position at that time.
It may be difficult to enforce judgments predicated on the federal securities laws on some of our board members who are not U.S. residents.
     Two of our directors reside outside the United States and maintain a substantial portion of their assets outside the United States. As a result it may be difficult or impossible to effect service of process within the United States upon such persons, to bring suit in the United States against such persons or to enforce, in the U.S. courts, any judgment obtained there against such persons predicated upon any civil liability provisions of the U.S. federal securities laws.
     Foreign courts may not entertain original actions against our directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments predicated upon any civil liability provisions of the U.S. federal securities laws may not be directly enforceable in foreign countries.
Risk Related to Our Capital Stock
Our common stock has experienced, and may continue to experience, price volatility and a low trading volume.
     The trading price of our common stock has been and may continue to be subject to large fluctuations, which may result in losses to investors. Our stock price may increase or decrease in response to a number of events and factors, including:
•	results of our drilling or the results of drilling by offset operators;

•	trends in our industry and the markets in which we operate;

•	changes in the market price of the commodities we sell;

•	changes in financial estimates and recommendations by securities analysts;

•	acquisitions and financings;

•	quarterly variations in operating results;

•	operating and stock price performance of other companies that investors may deem comparable to us; and

•	issuances, purchases or sales of blocks of our common stock.

This volatility may adversely affect the price of our common stock regardless of our operating performance.
Shares eligible for future sale may cause the market price for our common stock to drop significantly, even if our business is doing well.
     If our existing shareholders sell our common stock in the market, or if there is a perception that significant sales may occur, the market price of our common stock could drop significantly. In such case, our ability to raise additional capital in the financial markets at a time and price favorable to us might be impaired. In addition, our board of directors has the authority to issue additional shares of our authorized but unissued common stock without the approval of our shareholders, subject to certain limitations under the rules of the exchange on which our common stock is listed. Additional issuances of our common stock would dilute the ownership percentage of existing shareholders and may dilute the earnings per share of our common stock. At June 30, 2008, we had 107,788,309 shares of common stock issued and outstanding and outstanding options to purchase an additional 10,240,138 shares of common stock. Additional options may be granted to purchase 3,117,539 shares of common stock under our stock option plan and an additional 266,850 shares of common stock are issuable under our restricted stock plan. As of December 31 of each year, the number of shares of common stock issuable under our stock option plan automatically increases so that the total number of shares of common stock issuable under such plan is equal to 10% of the total number of shares of common stock outstanding on such date.
     Assuming all of our outstanding 5.50% Convertible Senior Notes due 2011 (the “Convertible Notes”) are converted at the applicable conversion prices, the number of shares of our common stock outstanding would increase by approximately 16,250,000 shares to approximately 124,038,309 shares (this number assumes no exercise of the options described above and no additional grants of options or restricted stock).
We have not previously paid dividends on our common stock and we do not anticipate doing so in the foreseeable future.
     We have not in the past paid, and do not anticipate paying in the foreseeable future, cash dividends on our common stock. Our outstanding revolving bank credit agreement contains covenants that restrict our ability to pay dividends on our common stock. Additionally, any future decision to pay a dividend and the amount of any dividend paid, if permitted, will be made at the discretion of our board of directors.
We have anti-takeover provisions in our certificate of incorporation and bylaws that may discourage a change of control.
     Our articles of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.
     Under the terms of our articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada’s anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. With the approval of our stockholders, we may amend our articles of incorporation in the future to become subject to the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that a stockholder might consider in his or her best interest or that might result in a premium over the market price for the shares of our common stock.

Risks Related to Debt Securities
If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities or to sell any such debt securities at a price that you deem sufficient.
     Unless otherwise specified in an accompanying prospectus supplement, any debt securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may elect not to list any debt securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:
•	that a market for any series of debt securities will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.
A guarantee of debt securities could be voided if the guarantors fraudulently transferred their guarantees at the time they incurred the indebtedness, which could result in the holders of debt securities being able to rely on only Gasco Energy, Inc. to satisfy claims.
     Any series of debt securities issued pursuant to this prospectus may be fully, irrevocably and unconditionally guaranteed by certain of our subsidiaries. However, under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, such a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•	intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
     In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.
     The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

Holders of any debt securities sold pursuant to this prospectus will be effectively subordinated to all of our and any guarantors’ secured indebtedness and to all liabilities of any non-guarantor subsidiaries.
     Holders of our secured indebtedness, including the indebtedness under our revolving bank credit facility, have claims with respect to our assets constituting collateral for their indebtedness that are prior to the claims of any debt securities sold pursuant to this prospectus. In the event of a default on such debt securities or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on debt securities sold pursuant to this prospectus. Accordingly, the secured indebtedness would effectively be senior to such series of debt securities to the extent of the value of the collateral securing the indebtedness. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the debt securities issued pursuant to this prospectus and the holders of other claims against us with respect to our other assets.
     In addition, the guarantors may not constitute all of our subsidiaries and any series of debt securities issued and sold pursuant to this prospectus may not be guaranteed by all of our subsidiaries, and our non-guarantor subsidiaries will be permitted to incur additional indebtedness under the indenture. As a result, holders of such debt securities may be effectively subordinated to claims of third party creditors, including holders of indebtedness and preferred shareholders, of these non-guarantor subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, governmental taxing authorities, holders of indebtedness or guarantees issued by the non-guarantor subsidiaries and preferred shareholders of the non-guarantor subsidiaries, will generally have priority as to the assets of the non-guarantor subsidiaries over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the debt securities sold pursuant to this prospectus, will be effectively subordinated to all those claims.
The “change of control” purchase feature of our Convertible Notes may delay or prevent an otherwise beneficial takeover attempt of our company.
     In the event of a “change of control” (as defined in the indenture governing the Convertible Notes), each holder of Convertible Notes can require us to repurchase all of that holder’s notes 45 days after we give notice of the change of control, at a repurchase price equal to 100% of the principal amount of Convertible Notes to be repurchased plus accrued and unpaid interest to, but not including, the repurchase date, plus a make-whole premium under certain circumstances described in the Indenture. A takeover would trigger the requirement that we purchase the notes. This may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.
Conversion of our Convertible Notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their notes.
     The conversion of our Convertible Notes may dilute the ownership interests of existing stockholders, including holders who have previously converted their notes. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock.

THE COMPANY
     We are an oil and natural gas exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Our principal business strategy is to enhance stockholder value by using technologies new to a specific area to generate and develop high-potential exploration resources in such areas. Our principal business is the acquisition of leasehold interests in oil and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. We focus our exploitation activities on locating crude oil and natural gas. The principal markets for these commodities are natural gas transmission pipeline and marketing companies, utilities, refining companies and private industry end-users. As of the date of this prospectus, we are focusing our drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde and Blackhawk, Mancos and Dakota/Morrison formations.
     Our principal executive offices are located at 8 Inverness Drive East, Suite 100, Englewood, Colorado and our telephone number is (303) 483-0044. Our common stock is traded on the American Stock Exchange under the symbol “GSX.”

ABOUT THE SUBSIDIARY GUARANTORS
     Gasco Production Company, San Joaquin Oil & Gas, Ltd., Riverbend Gas Gathering, LLC, and Myton Oilfield Rentals, LLC constitute all of our subsidiaries as of the date of this prospectus and, unless otherwise indicated in an accompanying prospectus supplement, each will jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. We refer to these subsidiary guarantors in this prospectus as the “Subsidiary Guarantors.” Financial information concerning our Subsidiary Guarantors is included in our consolidated financial statements filed as a part of our periodic reports pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC, and incorporated by reference herein.
     Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.

USE OF PROCEEDS
     Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any accompanying prospectus supplement for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.
RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITIES DIVIDENDS
     The following table contains our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges plus preference securities dividends for the periods indicated.

						Six Months
						Ended
	Years Ended December 31,					June 30,
	2003	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges	(1)	(1)	1.0	(1)	(1)	(1)
Ratio of earnings to fixed charges and preference securities dividends	(2)	(2)	1.0	(2)	(2)	(2)

(1)	Our consolidated ratio of earnings to fixed charges was less than 1.0 for the periods indicated. To achieve a consolidated ratio of earnings to fixed charges of 1.0, we would have had to generate additional earnings of $2,821,010, $4,346,683, $56,050,660, $104,921,968 and $5,198,725 for the fiscal years ended December 31, 2003, 2004, 2006 and 2007 and the six months ended June 30, 2008, respectively.

(2)	Our consolidated ratio of earnings to combined fixed charges and preference securities was less than 1.0 for the periods indicated. To achieve a consolidated ratio of earnings to fixed charges of 1.0, we would have had to generate additional earnings of $3,125,182, $4,487,536, $56,052,053, $104, 921,968 and $5,198,725 for the fiscal years ended December 31, 2003, 2004, 2006 and 2007 and the six months ended June 30, 2008 respectively.

DESCRIPTION OF DEBT SECURITIES
     The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, our subsidiaries, if our subsidiaries are guarantors of such Debt Securities, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called the “Indentures.”
     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.
     Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Gasco and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may our self be a creditor with recognized claims against such subsidiary.
     We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.
General
     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities may be our secured or unsecured obligations.
     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Indentures) as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.
     If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock (Section 301).
     If specified in the prospectus supplement, our subsidiaries (the “Subsidiary Guarantors”) will unconditionally guarantee (the “Subsidiary Guarantees”) on a joint and several basis the Debt Securities as described under “—Subsidiary Guarantees” and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.
     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:
(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	the dates on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	the places where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).
     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Subordination of Subordinated Debt Securities
     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and such indebtedness may also be senior in right of payment to all of our Subordinated Debt (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:
•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.
     The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment (Section 1202 of the Subordinated Indenture).
     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Legal Defeasance and Covenant Defeasance” (Section 1215 of the Subordinated Indenture).
Subsidiary Guarantees
     If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.
     Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor (Section 1302).
     In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture (Article Fourteen of the Subordinated Indenture).
     Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally (Section 1306).
     Each Subsidiary Guarantee will be a continuing guarantee and will:
     (1) remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;
     (2) be binding upon each Subsidiary Guarantor; and
     (3) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.
     In the event that a Subsidiary Guarantor ceases to be a Subsidiary, either legal defeasance or covenant defeasance occurs with respect to the series or all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in such Subsidiary Guarantor’s ceasing to be a Subsidiary are carried out pursuant to and in compliance with all of the applicable covenants in the Indenture (Section 1304). In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer
     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).
     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).
     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).
     If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 305).
Global Securities
     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.
     Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:
     (1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;
     (2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or
     (3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

     All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Sections 205 and 305).
     As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.
     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustee, our agents or the Trustee’s agents will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).
     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in Fort Worth, Texas will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in Fort Worth, Texas will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).
     All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets
     Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:
     (1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;
     (2) immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and
     (3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).
Events of Default
     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:
     (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
     (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
     (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;
     (4) failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;
     (5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;
     (6) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor (Section 501); and
     (7) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) (Section 501).
     If an Event of Default (other than an Event of Default with respect to Gasco described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Gasco described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see “—Modification and Waiver” below.
     Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).
     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
     (1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;
     (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and
     (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).
     However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).
     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).
Modification and Waiver
     Without the consent of any Holders, we, any Subsidiary Guarantors and the Trustee may modify or amend the Indenture for certain purposes specified in the Indenture, including to establish the form or terms of any series of Debt Securities (Section 901). Otherwise, modifications and amendments of an Indenture may be made by us, any Subsidiary Guarantors and the applicable Trustee only with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;
     (2) reduce the principal amount of or any premium or interest on, any Debt Security;

     (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;
     (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;
     (5) impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;
     (6) modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the applicable Debt Securities;
     (7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;
     (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;
     (9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;
     (10) modify such provisions with respect to modification, amendment or waiver; or
     (11) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder (Section 902).
     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).
     Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:
     (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;
     (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;
     (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and
     (4) certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 101).
     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

Satisfaction and Discharge
     Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:
     (1) either:
(a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or
(b) all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;
     (2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and
     (3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series has been satisfied (Article Four).
Legal Defeasance and Covenant Defeasance
     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call “legal defeasance” or Section 1503, relating to defeasance of certain restrictive covenants, applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance” (Section 1501).
     Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we will be discharged from all our obligations, any Subsidiary Guarantors will be released and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:
     (1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, and legal defeasance were not to occur;

     (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (6) under “—Events of Default,” at any time until 121 days after such deposit;
     (3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;
     (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and
     (5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).
     Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants), clause (6) (with respect to Subsidiary Guarantors) and cause (7) under “Events of Default” and any other that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default, the provisions of the applicable Indenture relating to Subsidiary Guarantors will cease to be effective, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) in the preceding paragraph are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).
Notices
     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).
Title
     We, the Subsidiary Guarantors, if any, the Trustees and any agent of us, the Subsidiary Guarantors, if any, or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).
Governing Law
     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

DESCRIPTION OF CAPITAL STOCK
     Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to our certificate of incorporation (including our certificates of designation) and bylaws. Copies of our articles of incorporation (including our certificates of designation) and bylaws are available from us upon request. These documents have also been filed with the SEC. Please read “Where You Can Find More Information” on page 1 of this Prospectus.
Authorized Capital Stock
     Our authorized capital stock consists of 300,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 20,000 shares are designated as Series B Convertible Preferred Stock.
Common Stock
     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock. Subject to the rights and preferences of any shares of preferred stock that are outstanding or that we may issue in the future, the holders of common stock are entitled to receive:
•	dividends as may be declared by our board of directors; and

•	pro rata, based on the number of shares held, all of our assets available for distribution to our common stockholders in liquidation.
     There are no preemptive rights or redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
     Subject to the provisions of our articles of incorporation and legal limitations, our board of directors has the authority, without further vote or action by the stockholders:
•	to issue up to 5,000,000 shares of preferred stock in one or more series; and

•	to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of the common stock.
     The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. The issuance of shares of preferred stock may discourage third party bids for our common stock or may otherwise adversely affect the market price of the common stock. In addition, the preferred stock may enable our board of directors to make more difficult or to discourage attempts to obtain control of our company through a hostile tender offer, proxy contest, merger or otherwise or to make changes in our management.
Series B Preferred Stock
     Subject to the provisions of our articles of incorporation and the certificate of designation governing the terms of our Series B Preferred Stock, our board of directors has the authority to issue up to 20,000 shares of Series B Preferred Stock. As of the date of this prospectus, we had no shares of Series B Preferred Stock issued and outstanding.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws
     Our articles of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.
Written Consent of Stockholders
     Our bylaws provide that any action required or permitted to be taken by our stockholders may be taken at a duly called meeting of stockholders or by the written consent of 100% of the outstanding voting power.
Special Meetings of Stockholders
     Subject to the rights of the holders of any series of preferred stock, our bylaws provide that special meetings of the stockholders may be called by the board of directors by the resolution of a majority of our board of directors or at the written demand of 60% of the shares outstanding and entitled to vote, or by our President or by one of our Vice Presidents.
Advance Notice Procedure for Director Nominations and Stockholder Proposals
     Our bylaws provide that adequate notice must be given to nominate candidates for election as directors or to make proposals for consideration at annual meetings of stockholders. Notice of a stockholder’s intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:
•	for an election to be held at the annual meeting of stockholders, not later than 90 calendar days, nor earlier than 120 calendar days, prior to the anniversary date of the immediately preceding annual meeting of stockholders; and

•	for an election to be held at a special meeting of stockholders, not later than the later of (1) 90 calendar days, nor earlier than 120 calendar days, prior to the special meeting or (2) 10 calendar days following the public announcement of the special meeting.
     Notice of a stockholder’s intent to raise business at an annual meeting must be received at our principal executive offices not later than 90 calendar days, nor earlier than 120 calendar days, prior to the anniversary date of the preceding annual meeting of stockholders.
     These procedures may operate to limit the ability of stockholders to bring business before a stockholders’ meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.
Amendment of the Bylaws
     Our board of directors may amend or repeal the bylaws and adopt new bylaws. The holders of common stock may amend or repeal the bylaws and adopt new bylaws by a majority vote.
Nevada Takeover Statute
     Under the terms of our articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada’s anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation could not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. By opting out of the Nevada anti-takeover law, third parties could pursue a takeover transaction that was not approved by our board of directors.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is ComputerShare Trust Company, Inc., and its telephone number is (303) 262-0600.

DESCRIPTION OF WARRANTS
     We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.
     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
     We may issue units consisting of two or more securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. The holder of a unit, therefore, will have the rights and obligations of a holder of each underlying security. The applicable prospectus supplement will describe:
•	the terms of the units and of the underlying securities, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
     Each debt security, warrant and unit will be represented by one or more global securities representing the entire issuance of securities. Global securities will be issued in registered form. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as will be explained more fully in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
     We may sell or distribute the securities included in this prospectus to or through underwriters, through agents, through dealers, in private transactions, or directly by us. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
     In addition, we may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
     In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
     There is currently no market for any of the securities, other than the shares of common stock listed on the American Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any such other securities on any securities exchange; any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.
     Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

     We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
     At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
     Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the American Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
     Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.
     If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.
     Pursuant to a requirement by the Financial Industry Regulatory Authority (the “FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.
     If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS
     The validity of the common stock and preferred stock offered hereby will be passed upon by Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado. The validity of the debt securities, depositary shares, warrants, purchase contracts and units offered hereby will be passed upon by Vinson & Elkins LLP., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.
EXPERTS
     The consolidated financial statements of Gasco Energy, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Hein & Associates LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
     Certain estimates of the oil and natural gas reserves of Gasco Energy, Inc. and related future net cash flows and the present values thereof, referred to, included or incorporated in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc., independent oil engineering firm, as of December 31, 2007, December 31, 2006 and December 31, 2005. We have referred to, included in and incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth all expenses that will be paid by Gasco Energy, Inc. in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$9,825	(1)
Fees and expenses of accountants	10,000
Fees and expenses of legal counsel	100,000
Printing and engraving expenses	25,000
Miscellaneous (including any FINRA fees, applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	25,000

Total	169,825

(1)	A portion of which was previously paid.
Item 15. Indemnification of Directors and Officers.
     Section 78.751 of the General Corporation Law of Nevada provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than certain actions by or in right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.
     Section 78.751(2) of the General Corporation Law of Nevada provides that expenses incurred by an officer or director, or other employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. Discretionary indemnification must be authorized as follows:
     (a) By the stockholders;
     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
     Our amended and restated articles of incorporation provide that indemnification shall be to the fullest extent permitted by the NGCL for all of our current or former directors or officers.
     As permitted by the NGCL, the amended and restated articles of incorporation provide that directors of Gasco shall have no personal liability to Gasco or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of loyalty to our company or our stockholders, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends under Section 78.300 of the NGCL or (4) for any transaction from which the director derived an improper personal benefit.

Part II-1

Item 16. Exhibits.
     The following documents are filed as exhibits to this registration statement:

1 .1*	Form of Underwriting Agreement.

4 .1**	Form of Indenture for Senior Debt Securities.

4 .2**	Form of Indenture for Subordinated Debt Securities.

4 .3*	Form of Senior Debt Securities.

4 .4*	Form of Subordinated Debt Securities.

4 .5*	Form of Preferred Stock Certificate.

4 .6*	Form of Warrant Agreement.

4 .7*	Form of Purchase Contract.

4 .8*	Form of Unit Agreement.

4 .9*	Form of Certificate of Designations

4 .10	Form of Subscription and Registration Rights Agreement, dated as of August 14, 2002 between the Company and certain investors Purchasing Common Stock in August, 2002. (Filed as Exhibit 10.21 to the Company’s Form S-1 Registration Statement dated August 26, 2002, filed on August 27, 2002, File No. 333-98759).

4 .11	Form of Gasco Energy, Inc. 8.00% Convertible Debenture, dated October 15, 2003 between each of The Frost National Bank, Custodian FBO Renaissance US Growth & Investment Trust PLC Trust No. W00740100, HSBC Global Custody Nominee (U.K.) Limited Designation No. 896414 and The Frost National Bank, Custodian FBO Renaissance Capital Growth & Income Fund III, Inc. Trust No. W00740000 (incorporated by reference to Exhibit 4.6 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003, File No. 000-26321).

4 .12	Deed of Trust and Security Agreement, dated October 15, 2003 between Pannonian and BFSUS Special Opportunities Trust PLC, Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC (incorporated by reference to Exhibit 4.7 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003, File No. 000-26321).

4 .13	Subsidiary Guaranty Agreement, dated October 15, 2003 between Pannonian and Renn Capital Group, Inc (incorporated by reference to Exhibit 4.8 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003, File No. 000-26321).

4 .14	Subsidiary Guaranty Agreement, dated October 15, 2003 between San Joaquin Oil and Gas, Ltd. And Renn Capital Group, Inc (incorporated by reference to Exhibit 4.9 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003, File No. 000-26321).

4 .15	Form of Subscription and Registration Rights Agreement between the Company and investors purchasing Common Stock in October 2003 (incorporated by reference to Exhibit 4.10 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003, File No. 000-26321).

4 .16	Form of Subscription and Registration Rights Agreement between the Company and investors purchasing Common Stock in February, 2004 (incorporated by reference to Exhibit 4.7 to the Company’s Form 10-K for the year ended December 31, 2003, filed on March 26, 2004, File No. 000-26321).

4 .17	Indenture dated as of October 20, 2004, between Gasco Energy, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 20, 2004,
File No. 000-26321).

Part II-2

4 .18	Form of Global Note representing $65 million principal amount of 5.5% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 20, 2004, File No. 000-26321).

4 .19	Registration Rights Agreement dated October 20, 2004, among Gasco Energy, Inc., J.P. Morgan Securities Inc. and First Albany Capital Inc (incorporate by reference to Exhibit 4.10 to the Company’s Form 10-Q for the quarter ended September 30, 2004 filed on November 12, 2004, File No. 000-26321).

4 .20	Pledge and Security Agreement dated March 29, 2006 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K dated March 29, 2006, filed March 30, 2006, File No. 001-32369).

4 .21	Credit Agreement dated March 29, 2006 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated March 29, 2006, filed March 30, 2006, File No. 001-32369).

4 .22	Voting Agreement dated September 20, 2006 by and among Gasco Energy, Inc., Richard N. Jeffs, Gregory Pek, Ian Robinson, Michael L. Nazmack, Eugene Sweeney and Shawne Malone (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated September 20, 2006, filed September 21, 2006, File No. 001-32369).

5 .1**	Opinion of Dill Dill Carr Stonbraker & Hutching, P.C., as to the legality of the securities being registered.

5 .2**	Opinion of Vinson & Elkins LLP.

12 .1**	Computation of Ratio of Earnings to Fixed Charges.

12 .2**	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends.

23 .1**	Consent of Hein & Associates LLP.

23 .2**	Consent of Netherland, Sewell & Associates, Inc.

23 .3**	Consent of Dill Dill Carr Stonbraker & Hutching, P.C. (contained in Exhibit 5.1).

23 .4**	Consent of Vinson & Elkins LLP (contained in Exhibit 5.2).

24 .1**	Powers of Attorney (included in the signature pages of this registration statement).

25 .1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee

*	To be filed by amendment or as an exhibit to a subsequent current report on Form 8-K.

**	Filed herewith.

***	Filed herewith in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b–3 thereunder.
Item 17. Undertakings.
     (a) Each of the undersigned registrants hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the

Part II-3

estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrants are relying on Rule 430B:
               (A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Part II-4

     (5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about each of the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

Part II-5

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 22, 2008.

GASCO ENERGY, INC.
By:	/s/ MARK A. ERICKSON
Mark A. Erickson
President and CEO

POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark A. Erickson and W. King Grant, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 22, 2008.

Signature	Title

/s/ MARK A. ERICKSON Mark A. Erickson	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ W. KING GRANT W. King Grant	Executive Vice President and Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ MARC A. BRUNER Marc A. Bruner	Director

/s/ CARL STADELHOFER Carl Stadelhofer	Director

/s/ CARMEN LOTITO Carmen Lotito	Director

/s/ CHARLES B. CROWELL Charles B. Crowell	Director

/s/ RICHARD S. LANGDON Richard S. Langdon	Director

/s/ R.J. BURGESS R.J. Burgess	Director

Signature	Title

/s/ JOHN A. SCHMIT John A. Schmit	Director

/s/ PEGGY A. HERALD Peggy A. Herald	Vice President, Accounting and Administration (Principal Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 22, 2008.

GASCO PRODUCTION COMPANY
By:	/s/ MARK A. ERICKSON
Mark A. Erickson
President

POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark A. Erickson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 22, 2008.

Signature	Title

/s/ MARK A. ERICKSON Mark A. Erickson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ W. KING GRANT W. King Grant	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ MARC A. BRUNER Marc A. Bruner	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 22, 2008.

SAN JOAQUIN OIL & GAS, LTD.
By:	/s/ Michael K. Decker
Michael K. Decker
President

POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael K. Decker, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 22, 2008.

Signature	Title

/s/ MICHAEL K. DECKER Michael K. Decker	President and Director (Principal Executive Officer)

/s/ MARK A. ERICKSON Mark A. Erickson	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 22, 2008.

RIVERBEND GAS GATHERING, LLC
MYTON OILFIELD RENTALS, LLC

By:	GASCO ENERGY, INC.,
Its Sole Member

By:	/s/ MARK A. ERICKSON Mark A. Erickson
President and Chief Executive Officer
POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark A. Erickson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 22, 2008.

Signature	Title

/s/ MARK A. ERICKSON Mark A. Erickson	President and Chief Executive Officer of Gasco Energy, Inc. (Principal Executive Officer)

/s/ W. KING GRANT W. King Grant	Executive Vice President, Chief Financial Officer and Secretary of Gasco Energy, Inc. (Principal Financial Officer)

/s/ MARC A. BRUNER Marc A. Bruner	Director of Gasco Energy, Inc.

/s/ CARL STADELHOFER Carl Stadelhofer	Director of Gasco Energy, Inc.

/s/ CARMEN LOTITO Carmen (“Tony”) Lotito	Director of Gasco Energy, Inc.

/s/ CHARLES B. CROWELL Charles B. Crowell	Director of Gasco Energy, Inc.

Signature	Title

/s/ RICHARD S. LANGDON Richard S. Langdon	Director of Gasco Energy, Inc.

/s/ R.J. BURGESS R.J. Burgess	Director of Gasco Energy, Inc.

/s/ JOHN A. SCHMIT John A. Schmit	Director of Gasco Energy, Inc.

/s/ PEGGY A. HERALD Peggy A. Herald	Vice President, Accounting and Administration of Gasco Energy, Inc. (Principal Accounting Officer)

INDEX TO EXHIBITS

1 .1*	Form of Underwriting Agreement.

4 .1**	Form of Indenture for Senior Debt Securities.

4 .2**	Form of Indenture for Subordinated Debt Securities.

4 .3*	Form of Senior Debt Securities.

4 .4*	Form of Subordinated Debt Securities.

4 .5*	Form of Preferred Stock Certificate.

4 .6*	Form of Warrant Agreement.

4 .7*	Form of Purchase Contract.

4 .8*	Form of Unit Agreement.

4 .9*	Form of Certificate of Designations

4 .10	Form of Subscription and Registration Rights Agreement, dated as of August 14, 2002 between the Company and certain investors Purchasing Common Stock in August, 2002. (Filed as Exhibit 10.21 to the Company’s Form S-1 Registration Statement dated August 26, 2002, filed on August 27, 2002, File No. 333-98759).

4 .11	Form of Gasco Energy, Inc. 8.00% Convertible Debenture, dated October 15, 2003 between each of The Frost National Bank, Custodian FBO Renaissance US Growth & Investment Trust PLC Trust No. W00740100, HSBC Global Custody Nominee (U.K.) Limited Designation No. 896414 and The Frost National Bank, Custodian FBO Renaissance Capital Growth & Income Fund III, Inc. Trust No. W00740000 (incorporated by reference to Exhibit 4.6 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003, File No. 000-26321).

4 .12	Deed of Trust and Security Agreement, dated October 15, 2003 between Pannonian and BFSUS Special Opportunities Trust PLC, Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC (incorporated by reference to Exhibit 4.7 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003,
File No. 000-26321).

4 .13	Subsidiary Guaranty Agreement, dated October 15, 2003 between Pannonian and Renn Capital Group, Inc (incorporated by reference to Exhibit 4.8 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003,
File No. 000-26321).

4 .14	Subsidiary Guaranty Agreement, dated October 15, 2003 between San Joaquin Oil and Gas, Ltd. And Renn Capital Group, Inc (incorporated by reference to Exhibit 4.9 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003, File No. 000-26321).

4 .15	Form of Subscription and Registration Rights Agreement between the Company and investors purchasing Common Stock in October 2003 (incorporated by reference to Exhibit 4.10 to the Company’s Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003, File No. 000-26321).

4 .16	Form of Subscription and Registration Rights Agreement between the Company and investors purchasing Common Stock in February, 2004 (incorporated by reference to Exhibit 4.7 to the Company’s Form 10-K for the year ended December 31, 2003, filed on March 26, 2004, File No. 000-26321).

4 .17	Indenture dated as of October 20, 2004, between Gasco Energy, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 20, 2004,
File No. 000-26321).

4 .18	Form of Global Note representing $65 million principal amount of 5.5% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 20, 2004,
File No. 000-26321).

4 .19	Registration Rights Agreement dated October 20, 2004, among Gasco Energy, Inc., J.P. Morgan Securities Inc. and First Albany Capital Inc (incorporate by reference to Exhibit 4.10 to the Company’s Form 10-Q for the quarter ended September 30, 2004 filed on November 12, 2004, File No. 000-26321).

4 .20	Pledge and Security Agreement dated March 29, 2006 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K dated March 29, 2006, filed March 30, 2006, File No. 001-32369).

4 .21	Credit Agreement dated March 29, 2006 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated March 29, 2006, filed March 30, 2006, File No. 001-32369).

4 .22	Voting Agreement dated September 20, 2006 by and among Gasco Energy, Inc., Richard N. Jeffs, Gregory Pek, Ian Robinson, Michael L. Nazmack, Eugene Sweeney and Shawne Malone (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated September 20, 2006, filed September 21, 2006, File No. 001-32369).

5 .1**	Opinion of Dill Dill Carr Stonbraker & Hutching, P.C., as to the legality of the securities being registered.

5 .2**	Opinion of Vinson & Elkins LLP.

12 .1**	Computation of Ratio of Earnings to Fixed Charges.

12 .2**	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends.

23 .1**	Consent of Hein & Associates LLP.

23 .2**	Consent of Netherland, Sewell & Associates, Inc.

23 .3**	Consent of Dill Dill Carr Stonbraker & Hutching, P.C. (contained in Exhibit 5.1).

23 .4**	Consent of Vinson & Elkins LLP (contained in Exhibit 5.2).

24 .1**	Powers of Attorney (included in the signature pages of this registration statement).

25 .1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee.

*	To be filed by amendment or under subsequent current report on form 8-K.

**	Filed herewith.

***	Filed herewith in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b—3 thereunder.